Filed with the U.S. Securities and Exchange Commission on April 9, 2021
under the Securities Act of 1933, as amended.

Registration No. 333-253336

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

New Providence Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Delaware	6770	86-1755092
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10900 Research Blvd

Suite 160C, PMB 1081

Austin, TX 78759
Telephone: (561) 231-7070

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
_____________________

Alexander Coleman
Gary P. Smith

10900 Research Blvd

Suite 160C, PMB 1081

Austin, TX 78759
Telephone: (561) 231-7070

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_____________________

Copies to:

Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Julian J. Seiguer Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Tel: (713) 836-3600 Fax: (713) 836-3601	Michael P. Heinz Keith B. DeLeon Kunle Deru Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Tel: (212) 839-5300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

_____________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

_____________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one third of one redeemable warrant(2)	34,500,000 Units	$10.00	$345,000,000	$37,640
Shares of Class A common stock included as part of the units(3)	34,500,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	11,500,000 Warrants	—	—	—(4)
			$345,000,000	$37,640(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 4,500,000 units, consisting of 4,500,000 shares of Class A common stock and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Previously paid.

_____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

New Providence Acquisition Corp. III is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-253336) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Information not required in prospectus

Item 16.  Exhibit and Financial Statement Schedules.

(a)	The exhibit index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation*
3.2	Form of Amended and Restated Certificate of Incorporation**
3.3	Amended and Restated Bylaws*
4.1	Specimen Unit Certificate*
4.2	Specimen Class A Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant*
5.1	Opinion of Kirkland & Ellis LLP*
10.1	Form of Letter Agreement among the Registrant and our officers, directors and New Providence Acquisition III LLC*
10.2	Promissory Note, dated January 29, 2021, issued to New Providence Acquisition III LLC*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant*
10.4	Form of Registration and Stockholder Rights Agreement between the Registrant and certain security holders*
10.5	Securities Subscription Agreement, dated February 4, 2021, between the Registrant and New Providence Acquisition III LLC*
10.6	Private Placement Warrants Purchase Agreement between the Registrant and New Providence Acquisition III LLC*
10.7	Form of Indemnity Agreement*
10.8	Form of Administrative Support Agreement by and between the Registrant and New Providence Acquisition III LLC*
23.1	Consent of Marcum LLP*
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page to the initial filing of this Registration Statement)*
99.1	Consent of Jerry Gregoire*
99.2	Consent of Satjiv Chahil*

*	Previously filed.
**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 9th day of April, 2021.

NEW PROVIDENCE ACQUISITION CORP. III

By:	/s/ Gary P. Smith
Name: Gary P. Smith
Its: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below on April 9, 2021.

Name	Position

*	Chairman
Alexander Coleman

/s/ Gary P. Smith	Chief Executive Officer and Director
Gary P. Smith	(Principal executive officer)

*	Chief Financial Officer
James Bradley	(principal financial and accounting officer)

*By: /s/ Gary P. Smith
Gary P. Smith
Attorney-in-Fact

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